Exhibit 99.2

Pure Health Solutions, Inc.

Consolidated Financial Report

For the Nine-Month Period Ended

September 30, 2018

Pure Health Solutions, Inc.

Unaudited Consolidated Balance Sheets

September 30, 2018 and December 31, 2017

	September 30,	December 31,
	2018	2017
Assets
Current assets:
Cash	$507,112	$848,199
Accounts receivable, net	1,383,576	1,021,722
Inventories, net	2,716,579	1,790,827
Prepaid expenses and other current assets	565,403	435,096
Current portion of deferred lease costs	799,097	665,177
Total current assets	5,971,767	4,761,021
Plant, property and equipment, net	1,207,815	1,042,043
Rental equipment, net	3,988,533	3,132,560
Holdback receivable	51,857	51,857
Deferred lease costs	1,888,147	1,383,557
Intangible assets, net	3,870,367	4,805,303
Total	$16,978,486	$15,176,341

(Continued)

Pure Health Solutions, Inc.

Unaudited Consolidated Balance Sheets (Continued)

September 30, 2018 and December 31, 2017

	September 30,	December 31,
	2018	2017
Liabilities and Stockholder's Equity (Deficit)
Current liabilities:
Accounts payable	$1,124,776	$587,596
Amounts collected owed to third parties	59,919	39,000
Funding advance	147,478	106,367
Accrued compensation	855,255	744,498
Accrued expenses	805,370	706,466
Income tax payable	155,435	93,738
Current portion of deferred rental revenue, net	4,512,939	3,656,192
Other current liabilities	53,028	39,013
Total current liabilities	7,714,200	5,972,870
Long-term liabilities:
Related-party notes payable	21,766,417	19,500,417
Related-party liabilities	11,536,173	9,433,641
Deferred rental revenue, net	9,735,545	7,678,390
Deferred income taxes	660,797	875,006
Other long-term liabilities	106,162	90,690
Total long-term liabilities	43,805,094	37,578,144
Total liabilities	51,519,294	43,551,014
Commitments (Note 9)
Stockholder's equity (deficit):
Common stock (no par value), 5,000,000 shares authorized; 1,000,000 shares issued and outstanding at amount paid in	33,236,834	33,236,834
Accumulated deficit	(67,777,642)	(61,611,507)
Total stockholder's equity (deficit)	(34,540,808)	(28,374,673)
Total	$16,978,486	$15,176,341

See notes to unaudited consolidated financial statements.

Pure Health Solutions, Inc.

Unaudited Consolidated Statements of Operations

Nine-Month Periods Ended September 30, 2018 and 2017

	Nine-Month	Nine-Month
	Period Ended	Period Ended
	September 30,	September 30,
	2018	2017
Net sales	$10,142,374	$9,944,122
Rental income	5,499,815	4,378,633
Other revenues	442,575	484,417
Total revenue	16,084,764	14,807,172
Cost of goods sold:
Net sales	4,890,069	4,940,407
Rental income	1,737,223	1,464,242
Other revenues	72,588	101,592
Total cost of goods sold	6,699,880	6,506,241
Gross profit	9,384,884	8,300,931
Operating expenses:
Selling, general and administrative	12,956,777	11,361,270
Operating loss	(3,571,893)	(3,060,339)
Other expenses:
Interest expense, net	2,765,895	2,196,365
Other, net	(23,025)	48,743
	2,742,870	2,245,108
Net loss before income taxes	(6,314,763)	(5,305,447)
Income tax (benefit)	(148,628)	(247,968)
Net loss	$(6,166,135)	$(5,057,479)

See notes to unaudited consolidated financial statements.

Pure Health Solutions, Inc.

Unaudited Consolidated Statements of Stockholder's Equity (Deficit)

Nine-Month Periods Ended September 30, 2018 and 2017

	Common Stock		Accumulated
	Shares	Amount	Deficit	Total
Stockholder's equity (deficit) balance, January 1, 2017	1,000,000	$33,036,834	$(54,795,258)	$(21,758,424)
Net loss	—	—	(5,057,479)	(5,057,479)
Stockholder's equity (deficit), September 30, 2017	1,000,000	$33,036,834	$(59,852,737)	$(26,815,903)
Stockholder's equity (deficit), January 1, 2018	1,000,000	$33,236,834	$(61,611,507)	$(28,374,673)
Net loss	—	—	(6,166,135)	(6,166,135)
Stockholder's equity (deficit), September 30, 2018	1,000,000	$33,236,834	$(67,777,642)	$(34,540,808)

See notes to unaudited consolidated financial statements.

Pure Health Solutions, Inc.

Unaudited Consolidated Statements of Cash Flows

Nine-Month Periods Ended September 30, 2018 and 2017

	Nine-Month	Nine-Month
	Period Ended	Period Ended
	September 30,	September 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(6,166,135)	$(5,057,479)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization of property, plant and equipment	143,914	113,995
Depreciation of rental equipment	617,983	480,553
Amortization of intangible assets	934,936	934,936
Amortization of deferred lease costs	588,480	459,573
Loss on sale of rental equipment	89,100	—
Non-cash interest on related-party liabilities	1,802,532	1,428,394
Holdback receivable	—	551,642
Deferred revenue	(2,085,578)	(2,886,404)
Deferred income taxes	(214,209)	(317,318)
Changes in operating assets and liabilities:
Accounts receivable	(361,854)	(93,611)
Inventories	(925,752)	(690,456)
Prepaid expenses, deferred lease costs and other current assets	(1,357,297)	(800,553)
Accounts payable	537,180	186,421
Accrued expenses, related-party liabilities and other liabilities	560,067	(382,784)
Proceeds from operating leases	4,999,480	4,049,173
Income tax payable	61,697	—
Net cash flows used in operating activities	(775,456)	(2,023,918)
Cash flows from investing activities:
Purchases of property, plant and equipment	(309,686)	(101,266)
Purchases of rental equipment	(1,563,056)	(982,087)
Net cash flows used in investing activities	(1,872,742)	(1,083,353)
Cash flows from financing activities:
Restricted cash	—	41,535
Proceeds from issuance of related-party notes payable	2,266,000	2,510,076
Proceeds (payments) from funding advance	41,111	(56,955)
Net cash flows provided by financing activities	2,307,111	2,494,656
Decrease in cash and cash equivalents	(341,087)	(612,615)
Cash and cash equivalents - beginning of period	848,199	1,336,139
Cash - end of period	$507,112	$723,524
Supplemental cash flow disclosures:
Income taxes paid	$—	$—
Interest paid	$963,363	$767,971

See notes to unaudited consolidated financial statements.

Pure Health Solutions, Inc.

Notes to Unaudited Consolidated Financial Statements

Note 1.Nature of Business and Summary of Significant Accounting Policies

Nature of business:  Pure Health Solutions, Inc. (PHSI or the Company) was incorporated in 1996 under the laws of Idaho and is located in Lincolnshire, Illinois. The primary business of the Company is the manufacturing and sale of state-of-the art drinking water purification systems. Enstar, a wholly-owned Korean subsidiary, manufactures the Company's water purifiers, which it sells to the Company and to customers throughout Asia and Europe. Sales from foreign operations were approximately $233,000 and $259,000 for the nine-month periods ended September 30, 2018 and 2017, respectively. The Company sells the water purifiers to a network of dealers throughout the United States and sells or leases its water purifiers directly to national account customers and also to local small business customers through its branch operations in Illinois, California, Texas, Indiana, Missouri and Ohio. The Company also sells coffee and related products through an online store. A portion of the Company's revenues results from financing transactions involving the purchase of lease contracts from dealers and the sale of those contracts to independent financing companies.

Basis of presentation: The unaudited consolidated financial statements have been prepared pursuant to the rules and regulations of interim financial reporting.  These unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and accompanying notes thereto included in the Company's December 31, 2017, consolidated financial statements. In management's opinion, the accompanying unaudited consolidated financial statements reflect all adjustments (consisting of only normal recurring adjustments) considered necessary for a fair presentation of the Company's unaudited consolidated balance sheet as of September 30, 2018, and the unaudited consolidated statements of operations for the nine months ended September 30, 2018 and 2017. The consolidated balance sheet as of December 31, 2017, was based on the audited consolidated balance sheet as of December 31, 2017, as presented in the Company's December 31, 2017, consolidated financial statements.

Principles of consolidation: The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany accounts and transactions are eliminated in consolidation.

Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates.

Cash:  The Company maintains cash in bank deposit accounts, which at times may exceed the federally insured limits. The Company and its subsidiaries have not experienced any losses in bank accounts and management believes the Company is not exposed to any significant credit risk on cash deposits. As of September 30, 2018 and December 31, 2017, cash in foreign bank accounts amounts to approximately $427,000 and $85,000, respectively.

Receivables: Trade accounts receivable are carried at the original invoice amount less an estimate made for doubtful receivables. Management determines the collectability of accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions. Recoveries of trade receivables previously written off are recorded when received. The allowance for doubtful accounts was approximately $163,000 and $140,000 as of September 30, 2018 and December 31, 2017, respectively.

Inventories: Inventories are stated at the lower of cost (first-in, first-out basis) or net realizable value as of September 30, 2018 and December 31, 2017. Inventories of finished goods are manufactured only on current models requiring no general reserve for slow-moving or obsolete inventory. As of September 30, 2018 and

Pure Health Solutions, Inc.

Notes to Unaudited Consolidated Financial Statements

December 31, 2017, the Company had reserves for slow-moving or obsolete parts and filters amounting to approximately $249,000 and $303,000, respectively.

Deferred lease costs:  When a customer enters into a lease agreement with the Company the direct lease costs to initiate the lease are paid in cash, which primarily consist of sales commissions. The Company has the right to reimbursement of the sales commissions paid in cash if the customer defaults on their payments or if the employee leaves the Company. The Company capitalizes the sales commissions paid to deferred lease costs, as these costs are directly related to initiating the lease. The capitalized commissions are then expensed over the term of the lease. The current portion represents the amount of deferred lease costs to be expensed in the following year. For equipment sales the entire commissions are expensed when paid.

Property, plant and equipment: Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is computed over the assets’ estimated useful lives using straight-line methods. Asset lives range from 2 to 15 years. Assets related to leasehold improvements are amortized at the lesser of the life of the lease or useful life of the asset.

Rental equipment: Rental equipment represents the leased purifiers for which the Company has retained title (see Note 2). The Company depreciates the rental equipment over the lease term, which typically ranges between 3 and 5 years.

Intangible assets: Intangible assets are comprised of customer lists, patents and trade names with estimated useful lives between 3 and 15 years. Intangible assets are amortized over their estimated lives using the straight-line method.

Impairment of long-lived assets: Long-lived assets are evaluated for impairment whenever events or changes in circumstances have indicated that an asset may not be recoverable and are grouped with other assets to the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities. If the sum of the projected undiscounted cash flows (excluding tax and interest charges) is less than the carrying value of the assets, the assets will be written down to the estimated fair value and such loss is recognized in income from continuing operations in the period in which the determination is made. Management determined that no impairment of long-lived assets existed as of September 30, 2018 and December 31, 2017.

Revenue recognition:

Net sales: Sales are recognized when revenue is realized or realizable and has been earned. Most revenue transactions represent sales of inventory (equipment, filters, parts and freight) and are recognized when the product is shipped, net of any associated discounts. The revenue recorded is presented net of sales discounts and other taxes and amounted to approximately $10,142,000 and $9,089,000 for the nine-month periods ended September 30, 2018 and 2017, respectively.

Rental income: The Company enters into certain lease arrangements with national accounts and local small business accounts which are accounted for as operating leases (see Note 9). Rental income from leases is recorded when earned and amounted to approximately $5,500,000 and $4,400,000 for the nine-month periods ended September 30, 2018 and 2017, respectively. When the Company receives upfront proceeds for the lease arrangements, the proceeds are recorded as deferred rental revenue on the unaudited consolidated balance sheets (see Note 9).

Other revenues: The Company purchases certain lease contracts from third-party dealers and transfers those assets to an independent financing company. The difference between the rates charged to the third-party dealers and the rates charged by the independent financing company is recorded as finance revenue. Revenue from the dealers’ nominal lease residual option payment is recognized when invoiced at lease

Pure Health Solutions, Inc.

Notes to Unaudited Consolidated Financial Statements

maturity. In addition, other revenue includes service fees, late fees and other miscellaneous fees charged to customers. Total other revenue amounted to approximately $443,000 and $484,000 for the nine-month periods ended September 30, 2018 and 2017, respectively.

Advertising: Advertising and marketing costs are charged to expense as incurred and totaled approximately $350,000 and $165,000 for the nine-month periods ended September 30, 2018 and 2017, respectively.

Shipping costs: The costs of shipping relating to purchases and sales of products are included in cost of goods sold in the accompanying unaudited consolidated statements of operations.

Income taxes: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Investment tax credits are accounted for by the flow-through method whereby they reduce income taxes currently payable and the provision for income taxes in the period the assets giving rise to such credits are placed in service. To the extent such credits are not currently utilized on the Company's tax return, deferred tax assets, subject to considerations about the need for a valuation allowance, are recognized for the carry-forward amount.

The Company recognizes the tax benefit from an uncertain tax position only if it is more-likely-than-not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement. The amount of unrecognized tax benefits is adjusted as appropriate for changes in facts and circumstances, such as significant amendments to existing tax law, new regulations or interpretations by the taxing authorities, new information obtained during a tax examination, or resolution of an examination.

Foreign currency transactions:  The functional currency for Enstar is the U.S. dollar.  Assets and liabilities of foreign operations have been translated to U.S. dollars using year-end exchange rates or historical rates. Income and expense accounts have been translated to U.S. dollars using average exchange rates. Gains and losses from foreign currency transactions are included in determining net income. The foreign currency transactions resulted in a loss of approximately $68,000 and $57,000 for the nine-month periods ended September 30, 2018 and 2017, respectively. The foreign currency transactions are recorded within other expenses on the unaudited consolidated statements of operations.

Recent accounting pronouncements:

Revenue recognition:

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either a full retrospective or retrospective with cumulative effect transition method. In August 2015, the FASB issued ASU 2015-14, which defers the effective date of ASU 2014-09 one year, making it effective for annual reporting periods beginning after December 15, 2018. Earlier application is permitted. The Company has not yet selected a transition method and is currently evaluating the effect that the standard will have on the unaudited consolidated financial statements.

Pure Health Solutions, Inc.

Notes to Unaudited Consolidated Financial Statements

Leases:

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees and lessors are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the impact of the pending adoption of the new standard on the unaudited consolidated financial statements.

Cash flows:

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (a consensus of the FASB Emerging Issues Task Force). This ASU requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. ASU 2016-18 is effective for financial statements issued for annual periods beginning after December 15, 2018. Early adoption is permitted, and this ASU requires it to be applied retrospectively to all periods presented. The Company has not yet adopted this ASU in the current year and is currently evaluating the impact of the pending adoption of the new standard on the unaudited consolidated financial statements.

Subsequent events: The Company has evaluated subsequent events through the date the financial statements were available to be issued.

On December 18, 2018, 100 percent of the Company’s stockholder’s equity was acquired by AquaVenture Holdings Limited for an approximate purchase price of $58,800,000. As a result of the acquisition, all of the Company’s related-party notes payable and liabilities disclosed in Note 8 were settled in full.

Note 2.Financing Arrangements

The Company sells water purifiers to dealers who enter into long-term contracts (usually three to five years) for leasing of water purifiers to their customers. Dealers that elect to sell their lease contracts to the Company may do so under the Company’s Dealer Financing Agreement (the Agreement). Under the Agreement, the Company may purchase the dealers’ lease contracts at a discounted cash settlement price. The Company typically exercises their right to purchase only when they have credit approval for the purchase of the lease contract from independent financing companies. The Company obtains title to the leased purifiers as part of the agreement. The title is immediately transferred or assigned to an independent financing company until the end of the lease term and the Company receives the cash proceeds from the independent financing company upon transferring the title. The dealers have an option to purchase the leased purifiers from the Company upon the expiration of the related leases for a nominal amount. Revenue from the dealers’ nominal lease residual option payment is recognized when invoiced at lease maturity.

These receivables are accounted for under Accounting Standards Codification (ASC) 860, Transfers and Servicing, whereby the Company recognizes financial assets it controls and the liabilities it has incurred and derecognizes financial assets when control has been surrendered. Under ASC 860, control is considered to have been surrendered only if (i) the transferred financial assets have been isolated from the transferor and its creditors, even in bankruptcy or other receivership, (ii) the transferee has the right to pledge or exchange

Pure Health Solutions, Inc.

Notes to Unaudited Consolidated Financial Statements

the transferred financial assets it received, and (iii) the transferor does not maintain effective control over the transferred financial assets through an agreement that both entitles and obligates it to repurchase or redeem those assets prior to maturity, through an agreement that provides the transferor the unilateral ability to cause the holder to return specific financial assets and a more-than-trivial benefit attributable to that ability, or an agreement that permits the transferee to require the transferor to repurchase the transferred financial assets at a price that is so favorable to the transferee that it is probable that the transferee will require repurchase. The Company has determined that these receivables qualify for sales treatment and, accordingly, the purchases and proceeds are included in net cash flows provided by financing activities in the unaudited consolidated statements of cash flows.

Finance income, included in other revenues in the accompanying unaudited consolidated statements of operations, totaled approximately $210,000 and $252,000 for the nine-month periods ended September 30, 2018 and 2017, respectively.

As part of a  previous funding arrangement, 5 percent of the selected proceeds on the transfers of assets were retained by the financing company until all receivables had been collected. These amounts are included on the unaudited consolidated balance sheets as holdback receivables and are reported net of allowance for losses of $51,587 as of September 30, 2018 and December 31, 2017, respectively.

Note 3.Inventories

Inventories at September 30, 2018 and December  31, 2017,  consist of the following:

	September 30,	December 31,
	2018	2017
Raw materials	$542,789	$300,071
Finished goods	1,447,866	867,738
Parts and filters, net	725,924	623,018
	$2,716,579	$1,790,827

Note 4.Property, Plant and Equipment

Property, plant and equipment at September 30, 2018 and December 31, 2017,  consist of the following:

	September 30,	December 31,
	2018	2017
Land	$560,454	$560,454
Buildings and improvements	695,865	675,049
Machinery and tools	1,301,233	1,311,166
Vehicles	438,102	368,025
Furniture and fixtures	341,588	335,270
Software	742,760	519,383
	4,080,002	3,769,347
Less: accumulated depreciation	(2,872,187)	(2,727,304)
	$1,207,815	$1,042,043

Depreciation expense for the nine-month periods ended September 30, 2018 and 2017, was approximately $144,000 and $114,000,  respectively.

Pure Health Solutions, Inc.

Notes to Unaudited Consolidated Financial Statements

Note 5.Rental Equipment

Rental equipment as of September 30, 2018 and December 31, 2017, consists of the following:

	September 30,	December 31,
	2018	2017
Rental equipment	$6,406,269	$4,932,308
Less: accumulated depreciation	(2,417,736)	(1,799,748)
	$3,988,533	$3,132,560

Depreciation expense for the nine-month periods ended September 30, 2018 and 2017,  was approximately $618,000 and $481,000,  respectively.

Note 6.Intangible Assets

As of September 30, 2018 and December 31, 2017, intangible assets consist of the following:

	Estimated	September 30,	December 31,
	Useful Life	2018	2017
Trademarks and tradenames	15 years	$2,784,644	$2,784,644
Customer relationships	8-15 years	7,489,100	7,489,100
Patents and technology	10 years	4,818,400	4,818,400
Noncompete agreements	1-3 years	1,700,000	1,700,000
		16,792,144	16,792,144
Less: accumulated amortization		(12,921,777)	(11,986,841)
		$3,870,367	$4,805,303

Amortization expense for both of the nine-month periods ended September 30, 2018 and 2017, was approximately $935,000. Estimated amortization expenses related to intangible assets for the period from October 1, 2018 to December 31, 2018 and for future fiscal years ending December 31 are as follows:

Years ending December 31,
2018	$311,646
2019	991,027
2020	541,027
2021	506,667
2022	506,667
Thereafter	1,013,333

Note 7.Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related to temporary differences between the basis of lease servicing cost, acquired intangibles, warranty allowance, and lease residuals for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences which will either be taxable or deductible when the assets and liabilities are recovered or settled. No U.S. income tax liability or asset is provided on undistributed earnings or losses of the Company’s foreign subsidiaries. The earnings of the foreign subsidiaries, which reflect provisions for foreign taxes when applicable, are currently indefinitely reinvested in the foreign operations or will be remitted substantially free of additional tax.

Pure Health Solutions, Inc.

Notes to Unaudited Consolidated Financial Statements

The provision for income taxes charged to operations for the nine-month periods ended September 30, 2018 and 2017, consists of the following:

	September 30,	September 30,
	2018	2017
Income tax expense (benefit):
State	$3,885	$5,382
Deferred	(214,209)	(317,318)
Non-U.S.	61,696	63,950
Total income tax (benefit)	$(148,628)	$(247,986)

On December 22, 2017, the Tax Cuts and Jobs Act tax reform legislation was signed into law. This legislation made significant changes to the U.S. tax law including a reduction in the corporate tax rates, changes to net operating loss carryforwards and carrybacks, and a repeal of the corporate alternative minimum tax. The law was required to be accounted for in the period of enactment, which for the Company was January 1, 2018. The legislation reduced the U.S. corporate tax rate from 35 percent to 21 percent. The income taxes for the nine-month period ended September 30, 2017, were subject to the U.S. corporate tax rate of 35 percent.

Note 8.Related-Party Notes Payable, Related-Party Transactions and Subsequent Events

Debt consists of the following at September 30, 2018 and December 31, 2017:

	September 30,	December 31,
	2018	2017
Note payable - Related party A	$21,567,448	$19,301,448
Note payable - Related party B	120,743	120,743
Note payable - Related party C	49,857	49,857
Note payable - Related party D	28,369	28,369
	$21,766,417	$19,500,417

The Company had notes payable with four shareholders of the Company’s parent. The notes payable were scheduled to mature on December 31, 2019, and accrued interest at 10 percent annually with both principal and interest due at maturity. The notes payable were secured by substantially all assets of the Company. As discussed further in Note 1 to the unaudited consolidated financial statements, the notes payable were paid off subsequent to September 30, 2018.

Total interest accrued on the notes as of September 30, 2018 and December 31, 2017,  amounted to $8,889,156 and $7,311,952, respectively, and is included in related-party liabilities on the unaudited consolidated balance sheets.

The Company had an annual management fee to CLP of $400,000 plus interest on the unpaid portion. As of September 30, 2018 and December 31, 2017,  the Company had accrued management fees of $2,647,017 and $2,121,689, respectively, which are included in related-party liabilities on the unaudited consolidated balance sheets.

Note 9.Commitments

The Company enters into operating leases with local small businesses and targeted national accounts to supply products and services, which generally have initial lease terms of 36-60 months. These operating

Pure Health Solutions, Inc.

Notes to Unaudited Consolidated Financial Statements

leases are used as collateral to secure funding with a financing company. The Company accounts for the cash proceeds from the proceeds as deferred revenue on the unaudited consolidated balance sheets, which is amortized using the effective interest method over the life of the lease contracts. The Company obtained cash proceeds from operating leases in the amounts of $4,999,480 and $4,049,173 for the nine-month periods ended September 30, 2018 and 2017, respectively. The deferred revenues are recorded on the unaudited consolidated balance sheets at the present value of lease commitments. Customer payments on the operating leases are used to repay the financing company.

A portion of the monthly rental payments paid to the financing company represent interest expense incurred by the Company associated with the funding and advance proceeds received. The Company’s interest expense for the nine-month periods ended September 30, 2018 and 2017, was $958,012 and $770,145, respectively.

The total liability balance of the deferred rental revenue related to the operating leases was $14,248,484 and $11,334,582 as of September 30, 2018 and December 31, 2017, respectively. The following table represents the expiration year of leases on the total deferred rental revenue liability as of September 30, 2018, for leases expiring during the period from October 1, 2018 to December 31, 2018 and in future fiscal years ending December 31:

2018	$5,860
2019	474,235
2020	1,128,394
2021	2,707,288
2022	4,383,850
Thereafter	5,548,857
$14,248,484

Future rental income on operating leases to be recorded by the Company totals $18,711,081 as of September 30, 2018. The following table represents the expiration year of leases and the total rental income to be recorded over the life of such leases expiring during the period from October 1, 2018 to December 31, 2018 and future fiscal years ending December 31:

2018	$7,590
2019	621,293
2020	1,456,806
2021	3,511,681
2022	5,772,859
Thereafter	7,340,852
$18,711,081